UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2015

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2015, the Board of Directors of Achaogen, Inc. (the “Company”) approved a form of change in control severance agreement to be entered into with its executive officers. The form of change in control severance agreement provides that, in the event an executive’s employment is terminated by the Company other than for “cause” (as defined therein) or an executive experiences a “constructive termination” (as defined therein), the executive will receive as severance:

•
for the Company’s chief executive officer, 12 months of base salary paid in a single cash lump sum, 12 months of COBRA reimbursement and accelerated vesting of equity awards with respect to the number of shares that would have vested during the 12 months following the executive’s termination date; and

•
for the Company’s chief financial officer and chief medical officer, nine months of base salary paid in a single cash lump sum, nine months of COBRA reimbursement and accelerated vesting of equity awards with respect to the number of shares that would have vested during the nine months following the executive’s termination date.

Further, under the terms of the form of change in control severance agreement, in the event an executive’s employment is terminated other than for “cause” or an executive experiences a “constructive termination,” within the period commencing three months prior to a “change in control” (as defined therein) and ending 12 months after a change in control, the severance will consist of:

•
for the Company’s chief executive officer, 18 months of base salary paid in a single cash lump sum, 100% of the executive’s target bonus paid in a single cash lump sum, assuming achievement of performance goals at 100% of target, 18 months of COBRA reimbursement and full vesting acceleration for equity awards held by the executive; and

•
for the Company’s chief financial officer and chief medical officer, 12 months of base salary paid in a single cash lump sum, 100% of the executive’s target bonus paid in a single cash lump sum, assuming achievement of performance goals at 100% of target, 12 months of COBRA reimbursement and full vesting acceleration for equity awards held by the executive.

The executives must timely deliver an effective release of claims to the Company to be eligible for the foregoing severance benefits. The foregoing description of the material terms of the form of change in control severance agreement is qualified in its entirety by the full terms of the form of change in control severance agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2015

ACHAOGEN, INC.

By:	/s/ Derek A. Bertocci
Derek A. Bertocci
Senior Vice President and Chief Financial Officer